SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) : October 27, 1998

                          ORGANIC FOOD PRODUCTS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)


California                         333-22997                     94-3076294
--------------------------------------------------------------------------------
(State or other                 (Commission file            (IRS Employer
 jurisdiction of incorporation)  Number)                     Identification No.)



                           550 Monterey Road, Suite B
                             Morgan Hill, CA 95037
                             ---------------------
                     Address of Principal Executive Offices



                                 (408) 782-1133
                                 --------------
                        (Registrant's telephone number,
                              including area code)

Item 5.  Other Events.
----------------------

Organic Food Products, Inc. announced October 27, 1998 that the management services agreement between the Company and Global Natural Brands, Ltd. ("Global") was terminated. Global principals James F. Swallow, J. Bradley Barbeau, Ronald B. Balsbaugh and David J. O'Gorman had served as Chief Executive Officer, VP Marketing, VP Sales/Distribution and Chief Financial Officer, respectively, for the Company from April 1998 until Global's termination.

The Company also announced that its founder, John Battendieri, had assumed the role of President and Chief Executive Officer. Mr. Battendieri has formed a management committee consisting of Thomas K. Ward, Denise Shermer and Roy Johnson to serve as Chief Financial Officer, Director of Sales/Distribution and Director of Operations, respectively, to direct day-to-day operations of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 1998                     Organic Food Products, Inc.

                                             /s/  Thomas K. Ward
                                             -----------------------------------
                                             Thomas K. Ward
                                             Chief Financial Officer